UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Information Statement
☑	Definitive Information Statement only
☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2)))

HARTVILLE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 240.0-11.
(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS
OCTOBER 15, 2007
Stockholders of Hartville Group, Inc.:
     This information Statement is circulated to advise the stockholders of action already approved by written consent of the stockholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until not less than twenty (20) days after the date this Information Statement is mailed to the stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY
     The actions to be effective twenty (20) days after the mailing of this Information Statement are as follows:
1.	Effective a 1-for-15 reverse stock split (pro-rata reduction of outstanding shares) of our issued and outstanding shares of Common Stock. There will not be a reduction in authorized shares.
     Attached hereto for your review is an Information Statement relating to the above-described actions.

By Order of the Board of Directors
/s/ Dennis C. Rushovich
Dennis C. Rushovich Chief Executive Officer
October 15, 2007

INFORMATION STATEMENT
Of
HARTVILLE GROUP, INC.
3840 Greentree Avenue SW
Canton, OH 44706
We Are Not Asking You For A Proxy And You Are Requested Not to Send Us A Proxy
     This information statement is first being furnished on or about October 15, 2007, to the holders of record as of the close of business on October 1, 2007, of the common stock of Hartville Group, Inc. (the “Company)”.
     Six stockholders owning a total of 141,283,315 shares of the Company’s common stock representing 88.6% of the votes entitled to vote as of October 1, 2007, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the shares entitled to vote on the action, which is sufficient under Nevada Revised Statutes and the Company’s bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C. .
ACTION BY
CONSENTING STOCKHOLDERS
GENERAL
     The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common stock.
     The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such request to the following address:
Hartville Group, Inc.
3840 Greentree Avenue, SW
Canton, OH 44706
INFORMATION REGARDING CONSENTING STOCKHOLDERS
     Pursuant to the Company’s Bylaws and the Nevada Revised Statutes, a vote by the holders of a majority of the Company’s common stock is required to effect the action described herein. Each share of the company’s common stock is entitled to one vote, and the Company’s Amended and Restated Articles of Incorporation does not authorize cumulative voting for this matter. As of the record date, the Company had 159,419,521 shares of common stock issued and outstanding. The consenting stockholders are the record and beneficial owners of 141,283,315 shares of the Company’s common stock, which is sufficient to approve the action described herein. Pursuant to Section 78.320 of the Nevada Revised Statutes, the consenting stockholders voted in favor of the action described herein in a written consent dated October 1, 2007, the form of which is attached hereto as Exhibit 1. No consideration was paid for the consents. The consenting stockholders’ names, affiliation with the Company, and beneficial holdings are as follows:

Name	Affiliation	Shares of	Percentage
		Common Stock
Midsummer Investment Ltd.	Stockholder	69,951,285	44%
Islandia, LP	Stockholder	68,063,780	43%
Dennis C., Rushovich	President, Director, Stockholder	100,000	0.06%
Christopher Edgar	Chief Marketing Officer, Stockholder	3,000,000	1.88%
Dr. Alan J. Kaufman	Director	133,250	0.08%
Nicholas J. Leighton	Director	35,000	0.02%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON
     Midsummer Investment Ltd., which has voted in favor of the reverse stock split, is managed by Midsummer Capital, LLC, which may be deemed to have dispositive power over the shares owned by Midsummer Investment Ltd. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem may be deemed to share dispositive power over the shares of common stock owned by Midsummer Investment Ltd. Mr. Amsalem is a member of the Company’s Board of Directors.
PROPOSALS BY SECURITY HOLDERS
     None.
DISSENTER’S RIGHTS OF APPRAISAL
     None.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth certain information as of October 1, 2007 , with respect to the beneficial ownership shares of the Company’s capital stock by (i) each person who is known by the Company to own beneficially more than (5%) of any class of the Company’s voting securities; (ii) each director of the Company; (iii) each of the Chief Executive Officer and the four (4) most highly compensated executive officers of the Company who earned in excess of $100,000 for all services in all capacities; and (iv) all director and executive officers as a group.

	Number of
	Shares
	Beneficially
Name	Owned (1)	Percent (2)
Islandia, L.P. (3)	120,584,199	56.9%
c/o John Lang, Inc. 485 Madison Avenue, 23rd Floor New York, New York 10022
Midsummer Investment, Ltd. (4)	120,584,198	57.4%
c/o Midsummer Capital LLC 295 Madison Avenue, 38th Floor New York, New York 10017
Michel Amsalem (4)	120,584,198	57.4%
Dr. Alan J. Kaufman (5)	726,265	0.5%
Nicholas J. Leighton (6)	392,000	0.2%
Dennis C. Rushovich (7)	7,670,879	4.6%
Christopher Edgar (8)	22,712,637	12.7%
Christopher R. Sachs (9)	6,056,703	3.7%
Hirsch C. Ribakow (10)	1,216,000	0.8%
All executive officers and directors as a group (7 persons) (11)	159,358,682	64.9%

(1)	The number of shares beneficially owned by each person or group as of October 1, 2007 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after that date, including, but not limited to, upon the exercise of options or warrants or upon the conversion of convertible debt.

(2)	For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of 159,419,521 shares of Common Stock outstanding on October 1, 2007 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of that date, including, but not limited to, upon the exercise of options or warrants or upon the conversion of convertible debt.

(3)	Represents 68,063,780 shares held by Islandia, L.P. and 52,520,419 shares issuable upon the exercise of warrants. The exercise of the warrants is contractually capped such that such exercise shall not cause the reporting person’s beneficial ownership to exceed 4.99%. Beneficial and percentage ownership information is based solely on information contained in the records of the Company and in a Schedule 13D filed with the SEC.

(4)	Represents 69,951,285 shares held by Midsummer Investment, Ltd. and 50,632,913 shares issuable upon the exercise of warrants. The exercise of the warrants is contractually capped such that such exercise shall not cause the reporting person’s beneficial ownership to exceed 4.99%. Midsummer Capital, LLC is the investment manager to Midsummer Investment Ltd. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer Investment, Ltd. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of common stock owned by Midsummer Investment, Ltd. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of common stock owned by Midsummer Investment Ltd. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of our common stock and neither person has any legal right to maintain such delegated authority. Mr. Amsalem is a member of the Company’s Board of Directors. Beneficial and percentage ownership information is based solely on information contained in the records of the Company and in a Schedule 13D filed with the SEC.

(5)	Includes 133,250 shares held by Alan Kaufman MD Capital, Inc., a corporation in which Dr. Kaufman is the sole shareholder (“Kaufman Capital”), 236,015 shares issuable upon the exercise of warrants held by Kaufman Capital and 357,000 shares issuable upon exercise of options held by Dr. Kaufman.

(6)	Includes 35,000 shares held by Mr. Leighton and includes 357,000 shares issuable upon exercise of options.

(7)	Includes 100,000 shares owned by Mr. Rushovich and includes 7,570,879 shares issuable upon exercise of options.

(8)	Mr. Edgar was elected as our Chief Marketing Officer in February 2006. Includes 3,000,000 owned by Mr. Edgar and includes 19,712,637 shares issuable upon exercise of options.

(9)	Includes 6,056,703 shares issuable upon exercise of options.

(10)	Includes 16,000 shares owned by Mr. Ribakow and includes 1,200,000 shares issuable upon exercise of options.

(11)	Includes 50,868,928 shares issuable upon the exercise of warrants and 35,254,219 shares issuable upon exercise of options for all current executive officers and directors as a group.

CHANGE IN CONTROL
     None.
NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS
     The following action was taken by written consent of the consenting stockholder.
ACTION
REVERSE STOCK SPLIT
MATERIAL TERMS OF THE REVERSE SPLIT
     The consenting stockholders have approved a resolution authorizing the Board of Directors to effect a fifteen (15) for one (1) reverse stock split of the common stock of the Company (the “Reverse Split”).
     When the Reverse Split is effected, the record date for determining the shares subject to the Reverse Split will be October 1, 2007.
     The consenting stockholders believe that the Reverse Split will be in the best interests of the Company and its stockholders because the Company believes the Reverse Split will maximize stockholder value. Management believes that the Reverse Split is in the Company’s best interests in that it may increase the trading price of its common stock. An increase in the price of the common stock could, in turn, generate greater investor interest in the Company, thereby enhancing the marketability of the Company’s common stock to the financial community. The potential increases in the trading price and greater interest from the financial community could ultimately improve the trading liquidity of the Company’s common shares.
     The effect of the 15:1 Reverse Split would be to reduce the total number of shares of the Company’s common stock from 159,419,521 to approximately 10,627,968 presently issued and outstanding. The Reverse Split will affect all of the holders of the Company’s common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting owner, except for insignificant changes that will result from the rounding of fractional shares.
     When the Reverse Split is effected, it will take place without any further action on the part of the holders of the Company’s common stock and without regard to current certificates representing shares of the Company’s common stock being physically surrendered for certificates representing the number of shares of the Company’s common stock each stockholder is entitled to receive as a result of the Reverse Split. If you wish to exchange your certificate, please send it to OTC Stock Transfer, Inc., 231 East 2100 South, Suite F, Salt Lake City, Utah 84115. You should also enclose a transfer fee of $20 for the cost of this exchange. If you wish to do more than complete the exchange or have any questions, please call OTC for proper instructions at 801-485-5555.
     No fractional shares will be issued in connection with the Reverse Split. Any fractional shares will be rounded to the next whole share.
     We do not have any provisions in our Amended and Restated Articles of Incorporation, Bylaws, or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anit-takover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. Although the Reverse Split is not intended to have any anti-takeover effect, the Company’s stockholders should note that the availability of additional authorized and unissued shares of common stock resulting from the Reverse Split could make any attempt to gain control of the

Company or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Shares of common stock can be issued by the Board of Directors to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting share necessary to acquire control of the Board of Directors or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving the Company; however the Board of Directors currently has not intention to effect such a transaction. In certain circumstances, our management may issue additional shares to resist a third-party takeover transaction, even if done at an above market premium and favored by a majority of independent stockholders.
     There are no adverse material consequences or any anti-takeover provisions in either our Amended and Restated Articles of Incorporation or Bylaws that would be triggered as a consequence of the Reverse Split. The Amended and Restated Articles of Incorporation or Bylaws do not address any consequence of the Reverse Split. Under Federal securities laws, the company cannot become effective until at least twenty (20) days after mailing this Information Statement to our stockholders.
Federal Income Tax Consequences of the Reverse Split
     The following is a summary of certain material federal income tax consequences of the Reverse Split and does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations under the Code, administrative rulings and judicial authority, all as of the date of this information statement. All of the foregoing authorities are subject to change, with or without retroactive effect, and any change could affect the continuing validity of this summary. This summary does not address any state, local or foreign income or other tax consequences. Furthermore, it does not address the tax consequences that may be applicable to particular the Company’s stockholders in light of their individual circumstances or to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities, stockholders who acquired their Shares through the exercise of options or otherwise as compensation, and stockholders who hold their Shares as part of a straddle, hedge, or conversion transaction. In addition, this summary does not address the tax consequences of the Reverse Split to holders of options or warrants to acquire our stock. This summary also assumes that the old Shares were, and the new Shares will be, held as “capital assets,” as defined in the Code (generally, property held for investment).
     No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of old Shares for new Shares pursuant to the Reverse Split. The aggregate tax basis of the new Shares, received in the Reverse Split (including any share resulting from rounding up a fractional share) will be the same as the stockholder’s aggregate tax basis in the old Shares exchanged. The stockholder’s holding period for the new Shares will include the period during which the stockholder held the old Shares surrendered in the Reverse Split.
     This summary of the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts, and the tax treatment to particular stockholders may vary depending upon each stockholder’s particular facts and circumstances. Accordingly, each stockholder should consult with the stockholder’s own tax advisor with respect to all of the potential tax consequences of the Reverse Split.
Additional Information
     We will furnish without charge to any stockholder, upon written or oral request, any documents filed by us pursuant to the Securities and Exchange Act of 1934. Requests for such documents should be addressed to the Company at 3840 Greentree Avenue SW, Canton, Ohio 44706. Documents filed by us pursuant to the Securities Exchange Act may be reviewed and/or obtained through the Securities and Exchange Commission’s EDGAR System, which is publicly available through the Securities and Exchange Commissions’ website (http://www.sec.gov).

Incorporation by Reference
     Our annual and quarterly reports on Forms 10-KSB and 10-QSB for the year ended December 31, 2006 and the quarters ended March 31, 2007 and June 30, 2007 are incorporated herein by reference as of the respective filing dates with the SEC.

By Order of the Board of Directors
/s/	Christopher R. Sachs

Chief Financial Officer
Date: October 15, 2007

WRITTEN CONSENT OF STOCKHOLDERS
OF
HARTVILLE GROUP, INC.
A Nevada Corporation
IN LIEU OF A SPECIAL MEETING OF STOCKHOLDERS
     The undersigned, constituting the holders of more than fifty percent (50%) of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of Hartville Group, Inc. a Nevada corporation (the “Corporation”), acting pursuant to the authority granted by Section 78.320 of the Nevada Revised Statutes of the state of Nevada and the Bylaws of the Corporation, do hereby adopt the following resolutions by written consent as of October 1, 2007.
     WHEREAS, the Board of Directors of the corporation (the “Board”) has considered and unanimously approved a fifteen to one reverse stock split by the Corporation of its Common Stock (the “Reverse Stock Split”);
     WHEREAS, the Board has determined that eh Reverse Stock Split is advisable and in the best interests of the Corporation and its stockholders.
     NOW THEREFORE, BE IT VOTED BY THE UNDERSIGNED, that the board is hereby authorized to effect the Reverse Stock Split.
     BE IT FURTHER VOTED BY THE UNDERSIGNED, that the officers of the Corporation are hereby authorized and approved to take all actions deemed necessary or desirable by them, or each acting alone, to cause the Corporation to effect the Reverse Stock Split, with any changes or modification the officers of the Corporation may deem necessary or desirable.
[SIGNATURE PAGES FOLLOW]

     This Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the votes set forth below shall have the same force and effect as if adopted at a meeting duly noticed and held.
     This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent as of the date of the final signature hereto.
     This Written Consent may be revoked by the undersigned at any time prior to the time at which written consents of the number of shares required to authorize the above-proposed action have been filed with the Secretary of the Corporation.

By:
00

Name:

Common Stockholder

Dated:

Number of Shares Voted:

CERTIFICATE OF VOTING CONTROL
     I, ___, the above executing Stockholder, do hereby represent warrant and certify to the Corporation that I have the sole and full right, power and authority to exercise sole voting, investment and control over the shares of common Stock of the Corporation so voted by me, acting along, in the foregoing Written Consent.

By:
00

Name:

Common Stockholder

Dated:

Number of Shares Voted: